PRINCIPAL UNDERWRITING AND SERVICING AGREEMENT

                                 BY AND BETWEEN

                       AAL CAPITAL MANAGEMENT CORPORATION

                                       AND

                          AID ASSOCIATION FOR LUTHERANS

                                      DATED

                               NOVEMBER 23, 1994,

                          AS AMENDED OCTOBER 28 , 1996

                                TABLE OF CONTENTS
                                                                           Page

1.      Appointment of DISTRIBUTOR.........................................  3

2.      Underwriting Responsibilities of  DISTRIBUTOR......................  3

3.      Additional Services to be Provided by DISTRIBUTOR..................  4
        3.1    Preparation of Sales Literature and Advertising Materials...  4
        3.2    Licensing of Field and Home Office Staff....................  5
        3.3    Regulatory Compliance.......................................  5
        3.4    Field Training..............................................  5
        3.5    Confirmations...............................................  6

4.      Responsibilities of AAL............................................  6
        4.1    Sales Commissions...........................................  6
        4.2    Sales Credits and Field Expenses............................  7
        4.3    Registrations of Securities and Investment Adviser..........  7
        4.4    Books and Records...........................................  7
        4.5    Duty to Keep Informed.......................................  7
        4.6    Transfer Agent and Management...............................  7

5.      Joint Procedures for Communications with the Public and with
          Registered Representatives.......................................  8

6.      Fees to be Paid to DISTRIBUTOR by AAL............................... 8
        6.1    Variable Annuity Services ................................... 8
        6.2    Determination of Charge/Expense Formulas for VA Services..... 8
        6.3    Preparation and Negotiation of Final Annual Budget for
               VA Services.................................................. 9
        6.4    Accounting Procedures.......................................  9

7.      Independent Contractor............................................. 10

8.      Indemnification.................................................... 10
        8.1    Indemnification of AAL...................................... 10
        8.2    Indemnification of  DISTRIBUTOR............................. 11

9.      Authorized Representations......................................... 11

10.     Amendment or Assignment of Agreement............................... 12

11.     Termination of Agreement........................................... 12

12.     Miscellaneous...................................................... 12

13.     Definition of Terms................................................ 12

14.     Compliance with Securities Laws.................................... 12

15.     Regulatory Examinations............................................ 12

16.     Notices............................................................ 13

17.     Governing Law...................................................... 13

Schedule A:    Schedule of Sales Commissions

                 PRINCIPAL UNDERWRITING AND SERVICING AGREEMENT

        This PRINCIPAL UNDERWRITING AND SERVICING AGREEMENT made and entered this 23rd day of November, 1994, amended October 28, 1996, by and between AAL CAPITAL MANAGEMENT CORPORATION, a corporation organized and existing under the laws of the State of Delaware, ( "DISTRIBUTOR" or "AALCMC") and AID ASSOCIATION FOR LUTHERANS, a fraternal benefit society organized and existing under the laws of the State of Wisconsin ("AAL"), on its own behalf and on behalf of AAL Variable Annuity Account I (the "VARIABLE ACCOUNT").

RECITALS

        AAL  and  its  VARIABLE  ACCOUNT,   a  separate  unit  investment  trust
investment account registered under the Investment Company Act of 1940 (the "1940 Act"), propose to offer for sale certain flexible premium deferred variable annuity contracts (the "Certificates"), interests under which are registered with the Securities and Exchange Commission (the "SEC") as securities under the Securities Act of 1933 (the "1933 Act"), the 1940 Act, and the laws of some states;

        Premiums received from owners of Certificates will be deposited at the owner's designation in the VARIABLE ACCOUNT and/or in the AAL General Account. The VARIABLE ACCOUNT will invest solely in shares of the AAL Variable Product Series Fund, Inc. (the "FUND").

        DISTRIBUTOR is a wholly-owned indirect subsidiary of AAL, is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934 (the "1934 Act") and with state securities authorities in all 50 states, is a member of the National Association of Securities Dealers, Inc. ("NASD"), and is authorized to offer and sell mutual funds and variable insurance products, and acts as DISTRIBUTOR of The AAL Mutual Funds, a registered investment company.

        AAL and DISTRIBUTOR intend to enter into an agreement by which DISTRIBUTOR will act as the principal underwriter in a continuous offering of the Certificates for AAL, to begin on the effective date of the registration statement in connection with the Certificates under the 1933 Act, and state securities and insurance registrations. This Agreement pertains to the sale of Certificates by Registered Representatives licensed with DISTRIBUTOR, and not to the sale of Certificates by any other party and/or broker-dealer who may be authorized by AAL to sell Certificates or who may have a separate Distribution or Selling Agreement with AAL or DISTRIBUTOR.

        THEREFORE, in consideration of the covenants and mutual promises of the parties and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, DISTRIBUTOR and AAL agree as follows:

AGREEMENT

1.      Appointment of DISTRIBUTOR

        AAL hereby appoints DISTRIBUTOR as the principal underwriter for the Certificates during the term of this Agreement in each state or other jurisdiction where the Certificates may legally be sold. The Certificates may also be sold by representatives of other broker-dealer firms with which AALCMC has executed a selling agreement. In addition, AAL may retain other firms to serve as principal underwriters of the Certificates. Anything in this Agreement to the contrary notwithstanding, AAL retains the ultimate right to suspend sales in any jurisdiction or jurisdictions, or to refuse to sell a Certificate to any applicant for any reason whatsoever.

2.      Underwriting Responsibilities of DISTRIBUTOR

        DISTRIBUTOR agrees to offer and sell the Certificates, as agent for AAL, from time to time during the term of this Agreement upon the terms described in the Certificate Prospectus. As used in this Agreement, the term "Prospectus" shall mean the Prospectus and the Statement of Additional Information included as part of the Registration Statement for AAL and the VARIABLE ACCOUNT, as such Prospectus and Statement of Additional Information may be amended or supplemented from time to time. The term "Registration Statement" shall mean the Registration Statement, as amended from time to time and filed by AAL and the VARIABLE ACCOUNT with the SEC, and effective under the 1933 Act and/or the 1940 Act.

        After the effective date of the Registration Statement for the Certificates, DISTRIBUTOR will hold itself out to receive applications, satisfactory to DISTRIBUTOR, for the purchase of the Certificates and will promptly transmit applications and premiums received for the Certificates which it accepts to AAL or to the AAL Service Center c/o Continuum Inc., 301 West 11th Street, Kansas City, MO 64105, as directed by AAL.

        All purchases shall be deemed effective at the time and in the manner set forth in the Prospectus. All applications, when accepted by DISTRIBUTOR and by AAL, shall designate the allocation of premiums by the purchaser among the separate investment options represented by the sub-accounts of the VARIABLE ACCOUNT and the AAL General Account, as defined and described in the Certificate Prospectus. All premiums from purchasers shall be deposited by AAL in either the VARIABLE ACCOUNT, to be promptly allocated among the sub-accounts of the VARIABLE ACCOUNT, or to the AAL General Account, as designated by the purchaser. Premiums allocated to the sub-accounts of the VARIABLE ACCOUNT shall be expressed as "accumulation units" of the Certificate as that term is defined in the Prospectus. The above allocation statements are subject to any specific allocation of premium requirements that may be set forth in the Certificate pertaining to allocations during the free look period and allocations in connection with incomplete applications.

        DISTRIBUTOR agrees to be solely responsible for the operation of its business as a registered broker-dealer in connection with all its underwriting activities under this Agreement, and shall operate such business in accordance with all applicable laws and regulations. All sales of the Certificates by DISTRIBUTOR shall be made through Registered Representatives who are "Associated Persons" ("Associated Persons" as defined by the 1934 Act) of DISTRIBUTOR, and who are also District Representatives of AAL. DISTRIBUTOR shall be responsible for selling only through Registered Representatives who are properly licensed to sell Certificates in jurisdictions where offers and sales take place.

        DISTRIBUTOR is responsible for certain services relating to the distribution of all prospectus(es) of the VARIABLE ACCOUNT and Fund used by its Registered Representatives in the marketing of the Certificates. These services include, but are not limited to design, layout, printing, mailing or other delivery services.

3.      Additional Services to be Provided by DISTRIBUTOR

        In  addition  to  the  underwriting   responsibilities   of  DISTRIBUTOR
described in paragraph 2 above, DISTRIBUTOR agrees to provide the following additional services to AAL:

        3.1    Preparation of Sales Literature and Advertising Materials

               DISTRIBUTOR will be responsible for the initiation, preparation, printing and distribution of all public sales literature and advertising materials, as well as all training and marketing materials distributed to its Registered Representatives as "broker-dealer only" materials under the NASD rules, which are used by DISTRIBUTOR and its Registered Representatives, in connection with the sale of the Certificates. AAL will, in a timely manner, provide DISTRIBUTOR with any and all materials and information necessary to enable DISTRIBUTOR to fulfill its obligations set forth in this section regarding sales literature and advertising materials. AAL will provide DISTRIBUTOR with the names of AAL employees who will review and approve the materials described in this subsection. DISTRIBUTOR will coordinate and provide copies of such materials to designated employees of AAL during the development process and all advertising and sales literature will be approved by both AAL and DISTRIBUTOR prior to use. DISTRIBUTOR will complete all of the necessary filings and approvals with the NASD and state securities authorities prior to the public use of such sales material and advertising. DISTRIBUTOR will provide copies of all materials to AAL. AAL will file and obtain approval of all such sales material and advertising with State Insurance Commissioners where such filing is required by state laws. AAL will promptly advise DISTRIBUTOR when such filings and approvals are completed. Materials will only be made available for public use or Registered Representative use after all securities and insurance filings and approvals are completed and AAL has given approval for materials to be used. DISTRIBUTOR will be responsible for maintaining an inventory and approval history of all of its sales literature, advertising and "broker-dealer only" materials, and for the distribution of such materials to its Registered Representatives and to the public.

        3.2    Licensing of Field and Home Office Staff

               DISTRIBUTOR will be responsible for managing the licensing of all of its Registered Representatives in connection with the sale of the Certificates, and will directly handle all licensing by the NASD and state securities authorities that is necessary for the sale of the Certificates. AAL will be responsible for obtaining the necessary insurance licenses with state insurance authorities for the offer and sale of the Certificates.

               AAL and DISTRIBUTOR shall develop a joint electronic data base and reporting system to consolidate securities and insurance licensing information for their District Representatives and Registered Representatives, respectively. The system will provide controls satisfactory to DISTRIBUTOR in the processing of Variable Annuity applications to assure that all of its Registered Representatives are properly licensed when offering and selling the Certificates. The system shall be kept current by (i) DISTRIBUTOR providing securities licensing data to AAL; and (ii) AAL providing insurance licensing data to a database that shall be maintained by AAL. The system described herein shall be equally accessible to AAL and DISTRIBUTOR.

               DISTRIBUTOR and AAL will cooperate to assure the appropriate licensing of AAL and DISTRIBUTOR's home office employees (including DISTRIBUTOR's wholesalers) who require securities or insurance licenses in connection with their work on the Certificates. DISTRIBUTOR will arrange for pre-licensing study and training to assist such persons in obtaining their securities licenses as requested by AAL. All AAL employees who are Associated Persons of DISTRIBUTOR as a result of being licensed as securities Registered Representatives will be subject to compliance procedures and supervision of DISTRIBUTOR in connection with all work related to the Certificates in the same manner as all other Associated Persons.

        3.3    Regulatory Compliance

               DISTRIBUTOR will have responsibility for compliance by all of its Registered Representatives who are Associated Persons of DISTRIBUTOR (including employees of AAL) with all securities laws and regulations in connection with the offer and sale of the Certificates. Compliance supervision shall include, but not be limited to, the following matters: acceptance of new business; suitability determinations (as made in accordance with NASD rules or other applicable SEC or self-regulatory organizations' rules and regulations); field training, supervision and sales practices; books and records requirements; approval and use of all advertising, sales literature and broker-dealer only materials; supervision of confirmation terms and processing; the payment of commissions; and compliance with the written supervisory procedures of DISTRIBUTOR.

        3.4    Field Training

               Immediately after the effective date of the Registration Statement for the Certificates, DISTRIBUTOR shall be responsible for conducting field training of all of its associated Registered Representatives in those states where the Certificates are approved for sale. The training program shall be developed and conducted by DISTRIBUTOR. DISTRIBUTOR will coordinate with AAL concerning those AAL employees who will be involved in the development of the training program and in its execution. The training program shall be approved by both AAL and DISTRIBUTOR prior to implementation.

        3.5    Confirmations

               DISTRIBUTOR shall be responsible to assure that all purchases, sales or other transactions occurring in the account of an owner of a Certificate sold by its Registered Representatives shall be confirmed to the owner in writing in a form and manner which complies with the requirements of the 1934 Act, state laws and regulations, and the disclosure requirements of the NASD. Such confirmations will be furnished by the broker-dealer to all owners of Certificates in accordance with securities laws, will reflect the facts of the transaction, and will show that they are being sent by AAL on behalf of DISTRIBUTOR acting in the capacity of agent for AAL. The parties agree that the form and the manner of use of confirmations in connection with transactions occurring in such accounts shall be supervised by DISTRIBUTOR. AAL agrees that AAL and its agent, Continuum Inc., will prepare and distribute such confirmations in accordance with DISTRIBUTOR's instructions. AAL agrees that AAL will make no changes or variations in either the form or the manner of distribution of such confirmations without the written approval of DISTRIBUTOR and shall cause such confirmations to be issued as directed by DISTRIBUTOR and on behalf of DISTRIBUTOR.

4.      Responsibilities of AAL

        4.1    Sales Commissions

               AAL will pay DISTRIBUTOR a sales commission on Variable Annuity sales pursuant to the Schedule A attached hereto. DISTRIBUTOR intends to reallocate commissions to its Registered Representatives (including General Agent and General Manager Registered Representatives) for the sale of Certificates in accordance with a written fee schedule agreement between DISTRIBUTOR and its associated Registered Representatives. DISTRIBUTOR, for its convenience, authorizes AAL as agent for DISTRIBUTOR, to make commission payments due to DISTRIBUTOR directly to its Registered Representatives.

               All commissions for the sale of the Certificates due to DISTRIBUTOR from AAL shall be reflected on DISTRIBUTOR's financial records as a receipt from AAL and a disbursement to DISTRIBUTOR'S Registered Representatives, notwithstanding the direct payment of such commissions by AAL to such Registered Representatives. AAL agrees to pay commissions directly to such Registered Representatives as a convenience to DISTRIBUTOR and recognizes that this agreement to pay is purely ministerial in nature and not discretionary. The financial records maintained by or for DISTRIBUTOR shall properly reflect such payments.

               Notwithstanding the foregoing, it is agreed that AAL shall have the right in the payment of such commissions to treat such commissions as part of AAL employee compensation to such Registered Representatives for the purpose of calculation of AAL benefits programs and withholding taxes; provided however, that AAL will provide DISTRIBUTOR in advance with a written, signed opinion of outside counsel, who shall have acceptable expertise in securities laws, stating that the payment of commissions pursuant to this Agreement (1) shall not require AAL to register as a broker-dealer under federal law, or state laws (if ascertainable), and (2) shall not violate DISTRIBUTOR's obligation to supervise and directly pay commissions to its Registered Representatives under applicable SEC and NASD rules.

               AAL will maintain and provide records and reports reflecting the calculation of all commissions paid to, and any other cash and non-cash compensation (collectively "Commissions"), received by DISTRIBUTOR'S Registered Representatives and the details of the transactions upon which such Commissions are based, and will respond to any inquiries about Commission payments, pursuant to this paragraph. DISTRIBUTOR shall designate to AAL the records required and such records shall be maintained subject to the provisions of Paragraph
        4.3 below.

        4.2    Sales Credits and Field Expenses

               Any expenses or charges for AAL field services for the Certificates will be paid directly by AAL. Sales credits for sales of the Certificates will be based on gross premiums received for the Certificates, subject to any exceptions that may exist or be developed with respect to internal transfers of funds among AAL and affiliated companies.

        4.3    Registrations of Securities and Investment Adviser

               AAL shall be solely responsible, at its expense, for registration of the Variable Annuity Certificate, the VARIABLE ACCOUNT, the FUND, and for the registration of AAL as an investment adviser of the FUND, with all required state and federal authorities. AAL agrees to maintain such registration statements in effect at all times during the term of this Agreement, and to file such amendments, reports and other documents as may be necessary to assure that there will be no untrue statement of material fact in any Registration Statement and that there shall be no omission to state a material fact in the Registration Statement or Form ADV, which omission would make the statements therein misleading. AAL may direct DISTRIBUTOR, and DISTRIBUTOR shall perform, any or all of the services described in this paragraph.

        4.4    Books and Records

               AAL agrees to maintain all books and records required and designated by DISTRIBUTOR under the securities laws in connection with the offer and sale of the Certificates by its Registered Representatives, as specifically required by Section 17 of the 1934 Act, Rule 17a-3 and 17a-4 under the 1934 Act or as required by the NASD and such other or further books or records as may be required by rule or regulation of any other federal or state regulatory organization or self-regulatory organization, to the extent such requirements are applicable to the variable annuity operations, as mutually determined for purposes of this Agreement by DISTRIBUTOR and AAL. AAL shall maintain such books and records as agent on behalf of DISTRIBUTOR who shall be the owner thereof. AAL agrees that such books and records will be open and available to DISTRIBUTOR at all times, shall be surrendered promptly on request, without charge, to DISTRIBUTOR, and shall be subject to inspection by the SEC in accordance with Section 17 of the 1934 Act, and by the NASD or other self-regulatory organization, at any time. The parties represent and warrant that DISTRIBUTOR has provided a schedule to AAL that describes the books and records to be maintained by AAL, on behalf of DISTRIBUTOR.

        4.5    Duty to Keep Informed

               AAL shall at its expense keep distributor fully informed on a current basis of any changes or other material matters affecting the Certificates or the FUND. AAL will use its best efforts to provide advance notice to DISTRIBUTOR of any proposed changes in the Certificates or FUND and to discuss such matters with DISTRIBUTOR prior to taking any action. AAL shall furnish DISTRIBUTOR copies of all information, financial statements, books and records and other papers which DISTRIBUTOR may reasonably request in connection with its due diligence inquiry or for use in connection with the distribution of Certificates.

        4.6    Transfer Agent and Management

               AAL shall be solely responsible for the selection and supervision of a Transfer Agent for the Certificates; management of all Certificate accounts, including the sub-accounts and the underlying portfolios (series) of the FUND; establishing and maintaining account records and processing; and the receipt and disbursement of all monies related to the Certificates. Notwithstanding its responsibility for these matters,

        AAL shall keep DISTRIBUTOR currently informed, through reports requested by DISTRIBUTOR, of all activities related to the Certificates and the FUND. AAL will also keep DISTRIBUTOR informed and consult with DISTRIBUTOR in advance of any changes to the procedures for the management or administration of the Certificates or to any of the underlying records or documents related thereto. AAL recognizes that any communications with Certificate owners, or prospective Certificate owners, related to the Certificates sold by DISTRIBUTOR'S Registered Representatives subject to securities regulations and must be approved in advance by AAL and DISTRIBUTOR and may require filing with and approval by the NASD and state securities authorities. Such communications include but are not limited to: correspondence statement stuffers, newspaper or magazine articles, confirmation messages and other similar written materials.

5. Joint Procedures for Communications with the Public and with Registered Representatives

        The parties recognize that all written materials which are provided to AAL members or prospective members in connection with the Certificates sold by DISTRIBUTOR'S Registered Representatives are required to meet specific standards established by securities and insurance regulatory authorities. Such materials will include advertising and sales materials, correspondence, magazine articles, newspaper articles, press releases and any other written public communication. To assure compliance with all applicable rules and laws, it is agreed that DISTRIBUTOR will manage and coordinate the distribution of all public written materials related to the Certificates sold by DISTRIBUTOR'S Registered Representatives, including materials related to the FUND. No public materials will be released without the prior written approval of both AAL and DISTRIBUTOR, and both parties shall cooperate in the preparation and review of such materials. AAL will provide DISTRIBUTOR with the names of its employees designated to give approval for such written materials.

        All non-public written communications with DISTRIBUTOR'S Registered Representatives and to employees of AAL or DISTRIBUTOR, related to the Certificates shall be reviewed and approved by both AAL and DISTRIBUTOR prior to use. Such materials include, without limitation, field updates, "broker-dealer only" materials, training materials, compliance information, and administrative forms sent to owners. AAL and DISTRIBUTOR will establish internal policies to insure that all such materials are appropriately and timely reviewed and shall cooperate with each other in establishing such procedures.

6.      Fees to be Paid to DISTRIBUTOR by AAL

        6.1    Variable Annuity Services

               DISTRIBUTOR shall perform certain services, as requested by AAL, in connection with DISTRIBUTOR's role as principal underwriter in AAL's continuous offering of the Certificates ("VA Services"). VA Services shall be initially designated as "Marketing Services", "Broker-Dealer Administration", "Licensing", "Regulatory Compliance", "Field Training", and "Consulting".

               The parties represent and warrant that AAL and DISTRIBUTOR have mutually agreed to the definition and composition of each of the foregoing VA Services. AAL and DISTRIBUTOR agree that the definition and composition of each of the foregoing VA Services, and additional services to be rendered in connection with the sale of the Certificates, shall be reaffirmed or amended, as the case may be, on an annual basis in connection with the preparation and negotiation of the "Final Annual Budget" (as that term is defined in Paragraph 6.3, infra) for VA Services for such year.

        6.2    Determination of Charge/Expense Formulas for VA Services

               The parties represent and warrant that DISTRIBUTOR and AAL agree on the methods to determine and calculate the amount of VA Services to be charged by DISTRIBUTOR as an expense to AAL (the "Charge/Expense Formulas"). Charge/Expense Formulas shall be initially determined and defined as "Sales Credit Charges", "Direct Expenses", and "Per Hour Charges". AAL and DISTRIBUTOR covenant and agree that (i) Charge/Expense Formulas shall be reaffirmed or amended, as the case may be, on an annual basis in connection with the preparation and negotiation of the Final Annual Budget for VA Services for such year; and (ii) Charge/Expense Formulas shall include a portion of DISTRIBUTOR's general overhead expenses as specifically stated in the underlying detail schedules for Charge/Expense Formulas ("Detail Schedules"). DISTRIBUTOR and AAL affirm and agree that the Detail Schedules were reviewed by representatives of both AAL and DISTRIBUTOR in the due diligence process prior to the completion of the 1995 Final Annual Budget.

               The parties represent and warrant that DISTRIBUTOR and AAL agree on the allocation of dollar amounts of VA Services to the various categories of Charge/Expense Formulas ("VA Services Allocation"). VA Services Allocation shall be initially determined as set forth in the Final Annual Budget for the 1995 calendar year. AAL and DISTRIBUTOR covenant and agree that VA Services Allocation shall be reaffirmed or amended, as the case may be, on an annual basis in connection with the preparation and negotiation of the Final Annual Budget for VA Services for such year.

        6.3   Preparation and Negotiation of Final Annual Budget for VA Services

                Each successive year that this Agreement is in effect, DISTRIBUTOR shall prepare a projected annual budget for the successive year (the " Projected Annual Budget") and deliver the Projected Annual Budget to a designated representative of AAL. Each successive year that this Agreement is in effect, AAL shall provide comments to DISTRIBUTOR on the content of the Projected Annual Budget. AAL and DISTRIBUTOR covenant and agree that (i) a final, agreed form of the Projected Annual Budget (the "Final Annual Budget") shall be determined on or before the deadline date set forth for the submission of annual budgets pursuant to AAL budget policies; and (ii) the policies, definitions and operating procedures (including but not limited to "Billing Process", and "Billable Items") set forth in P.O.P. 251 - "Subsidiary and Affiliate Billing", shall be followed in connection with the preparation and negotiation of the Projected Annual Budget and the Final Annual Budget.

        6.4    Accounting Procedures

               DISTRIBUTOR and AAL covenant and agree that (A) payroll & expense records and procedures; (B) invoicing procedures; and (C) the time and manner of charge/expense payment for the VA Services set forth in this Agreement shall be determined by reference to certain AALCMC accounting manuals and procedures. Notwithstanding the foregoing, the parties covenant and agree that the provisions of this Agreement pertaining to books and records (e.g. Paragraph 4.4 hereof) shall apply to all transactions relating to VA Services and the offering and sale of Certificates by DISTRIBUTOR The parties agree that because of the sensitive and confidential nature of these records and procedures, such records and procedures shall not be disclosed nor disseminated except to authorized accounting and management personnel of AAL and DISTRIBUTOR.

               DISTRIBUTOR and AAL acknowledge that unanticipated conditions may materially change the Final Annual Budget. DISTRIBUTOR and AAL agree that the nature of these unanticipated conditions can be characterized as either a "permanent change" or a "temporary change". For example, a permanent change is the elimination of a VA Service that DISTRIBUTOR provides pursuant to this Agreement and a temporary change is AAL's assumption of a VA Service, pursuant to DISTRIBUTOR's request. DISTRIBUTOR and AAL covenant and agree that the accounting treatment for permanent changes shall be redetermined on an annual basis and the accounting treatment for a temporary change shall be as set forth herein. In the event a temporary change occurs, DISTRIBUTOR and AAL covenant and agree that AAL shall be permitted a payment credit towards any outstanding charges/expenses for VA Services performed by DISTRIBUTOR, for certain services rendered by AAL employees and agents in connection with the offering and sale of the Certificates (e.g. legal or accounting services) ("VA Services Offset"). The relevant terms and conditions of this Agreement shall apply to the VA Services Offset (e.g. determination for Final Annual Budget, accounting procedures).

                      On a monthly basis during the term of this Agreement, (A) DISTRIBUTOR shall provide written documentation to AAL for VA Services; and (B) AAL shall provide written documentation to DISTRIBUTOR for VA Services Offset rendered during the preceding calendar month (collectively, the "Accounting Statements"). The Accounting Statements shall reasonably itemize and detail the VA Services and VA Services Offset provided by each of the parties during the proceeding month. The format for the Accounting Statements shall follow certain CMC accounting procedures.

7.      Independent Contractor

        In performing its duties hereunder, DISTRIBUTOR shall be an independent contractor and neither DISTRIBUTOR, nor any of its officers, directors, employees, or Registered Representatives is, or shall be, an employee of AAL in the performance of DISTRIBUTOR's duties hereunder. DISTRIBUTOR shall be responsible for the employment, control, and conduct of its officers, agents and employees and for injury to such agents or employees or to others through its agents or employees. DISTRIBUTOR assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employee taxes thereunder.

8.      Indemnification

        8.1    Indemnification of AAL

               DISTRIBUTOR agrees to indemnify and hold harmless AAL and each of its present or former directors, officers, employees, representatives and each person, if any, who controls or previously controlled AAL within the meaning of Section 15 of the 1933 Act, against any and all losses, liabilities, damages, claims or expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claims or expense and reasonable legal counsel fees incurred in connection therewith) to which AAL or any such person may become subject under the 1933 Act, under any other statute, at common law, or otherwise, arising out of the acquisition of any Certificate by any person which (i) may be based upon any wrongful act by DISTRIBUTOR or any of DISTRIBUTOR's directors, officers, employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, shareholder report or other information covering the Certificates filed or made public by AAL or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished to AAL by DISTRIBUTOR.

               In no case (i) is DISTRIBUTOR's indemnity in favor of AAL, or any person indemnified to be deemed to protect AAL or such indemnified person against any liability to which AAL or such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of his obligations and duties under this Agreement, or (ii) is DISTRIBUTOR to be liable under its indemnity agreement contained in this Paragraph with respect to any claim made against AAL or any person indemnified unless AAL or such person, as the case may be, shall have notified DISTRIBUTOR in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon AAL or upon such person (or after AAL or such person shall have received notice to such service on any designated agent). However, failure to notify DISTRIBUTOR of any such claim shall not relieve DISTRIBUTOR from any liability which DISTRIBUTOR may have to AAL or any person against whom such action is brought otherwise than on account of DISTRIBUTOR's indemnity agreement contained in this Paragraph.

               DISTRIBUTOR shall be entitled to participate, at its own expense, in the defense, or, if DISTRIBUTOR so elects, to assume the defense of any suit brought to enforce any such claim, but, if DISTRIBUTOR elects to assume the defense, such defense shall be conducted by legal counsel chosen by DISTRIBUTOR and satisfactory to AAL and to the defendant or defendants who are entitled to such indemnification. In the event that DISTRIBUTOR elects to assume the defense of any suit and retain legal counsel, AAL and the defendant or defendants who are entitled to such indemnification, shall bear the fees and expenses of any additional legal counsel retained by them. If DISTRIBUTOR does not elect to assume the defense of any such suit, DISTRIBUTOR will reimburse AAL and the defendant or defendants entitled to such indemnification for the reasonable fees and expenses of any legal counsel retained by them. DISTRIBUTOR agrees to promptly notify AAL of the commencement of any litigation or proceedings against it or any of its officers, employees or representatives in connection with the issue or sale of the certificates.

        8.2    Indemnification of DISTRIBUTOR

               AAL agrees to indemnify and hold harmless DISTRIBUTOR and each of its present or former directors, officers, employees, representatives and each person, if any, who controls or previously controlled DISTRIBUTOR within the meaning of Section 15 of the 1933 Act, under any other statute, at common law, or otherwise, arising out of the acquisition, or with regard to the terms and conditions, of any Certificates by any person that (i) may be based upon any wrongful act by AAL or any of AAL's directors, officers, employees or representatives (other than DISTRIBUTOR) or any other broker/distributors who are selling Certificates for AAL, (ii) may be based upon any untrue statement or alleged untrue statement or a material fact contained in a registration statement, prospectus, shareholder report or other information covering the Certificates or FUND filed or made public by AAL or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading unless such statement or omission was made in reliance upon information furnished to AAL by DISTRIBUTOR.

               In no case (i) is AAL's indemnity in favor of DISTRIBUTOR, or any person indemnified to be deemed to protect DISTRIBUTOR or such indemnified person against any liability to which DISTRIBUTOR or such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of his obligations and duties under this Agreement, or (ii) is AAL to be liable under its indemnity agreement contained in this Paragraph with respect to any claim made against DISTRIBUTOR or person indemnified unless DISTRIBUTOR, or such person, as the case may be, shall have notified AAL in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon DISTRIBUTOR or upon such person (or after DISTRIBUTOR or such person shall have received notice of such service on any designated agent). However, failure to notify AAL of any such claim shall not relieve AAL from any liability which AAL may have to DISTRIBUTOR or any person against whom such action is brought otherwise than on account of AAL's indemnity agreement contained in this Paragraph.

               AAL shall be entitled to participate, at its own expense, in the defense, or, if AAL so elects, to assume the defense of any suit brought to enforce any such claim, but if AAL elects to assume the defense, such defense shall be conducted by legal counsel chosen by AAL and satisfactory to DISTRIBUTOR and to the defendant or defendants entitled to such indemnification. In the event that AAL elects to assume the defense of any suit and retain legal counsel, DISTRIBUTOR and the defendant or defendants entitled to such indemnification, shall bear the fees and expenses of any additional legal counsel retained by them. If AAL does not elect to assume the defense of any such suit, AAL will reimburse DISTRIBUTOR and the defendant or defendants entitled to such indemnification for the reasonable fees and expenses of any legal counsel retained by them. AAL agrees to promptly notify DISTRIBUTOR of the commencement of any litigation or proceedings against it or any of its trustees, officers, employees, or representatives in connection with the issue or sale of the Certificates.

9.      Authorized Representations

DISTRIBUTOR is not authorized by AAL to give on behalf of AAL any information or to make any representations in connection with the sale of Certificates other than the information and representations contained in a Registration Statement filed with the SEC under the 1933 Act and/or the 1940 Act, covering the Certificates, the VARIABLE ACCOUNT, or the FUND, as such Registration Statements may be amended or supplemented from time to time, or contained in shareholder reports or other material that may be prepared by or on behalf of AAL for DISTRIBUTOR's use. This shall not be construed to prevent DISTRIBUTOR from preparing and distributing advertising and sales literature or other material as it may deem appropriate, subject to the requirements of Paragraph 5 above.

10.     Amendment or Assignment of Agreement

        This Agreement may not be amended or assigned except by written agreement of both parties.

11.     Termination of Agreement

        This Agreement may be terminated by either party hereto, without the payment of any penalty, on 90 days prior notice in writing to the other party.

12.     Miscellaneous

        The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Nothing herein contained shall be deemed to require AAL to take any action contrary to its Charter or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of Directors of AAL of responsibility for and control of the conduct of the affairs of AAL.

13.     Definition of Terms

        Any questions of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1933 Act, the 1934 Act or the 1940 Act shall be resolved by reference to such term or provision and to interpretation thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to such Act.

14.     Compliance with Securities Laws

        AAL represents that it is registered as an investment adviser under the Advisers Act and agrees that it will comply with all the provisions of the Act and of the rules and regulations thereunder. AAL and DISTRIBUTOR each agree to comply with all of the applicable terms and provisions of the 1933 Act, the 1934 Act, the 1940 Act, the Advisers Act, and all applicable state laws.

        Each party hereto shall advise the other promptly of (a) any action of the SEC or any authorities of any state or territory, of which it has knowledge, affecting the registration or qualification of the VARIABLE ACCOUNT or the Certificates, or the right to offer the Certificates for sale or (b) the happening of any event which makes untrue any statement, or which requires the making of any change in any Registration Statement or any current prospectus or statement of additional information, in order to make the statements therein not materially misleading.

15.     Regulatory Examinations

DISTRIBUTOR and AAL agree to cooperate fully in any insurance regulatory examination, investigation, or proceeding or any judicial proceeding arising in connection with the Certificates. DISTRIBUTOR and AAL further agree to cooperate fully in any securities regulatory examination, investigation or proceeding or any judicial proceeding with respect to AAL, DISTRIBUTOR, their affiliates and their agents or representatives, to the extent that such examination, investigation or proceeding is in connection with Certificates distributed under this Agreement. DISTRIBUTOR shall furnish applicable Federal and state regulatory authorities with any information or reports in connection with its services under this Agreement which such authorities may request in order to ascertain whether AAL's operations are being conducted in a manner consistent with any applicable laws or regulations.

16.     Notices

        Any notice required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, to DISTRIBUTOR or to AAL at 222 West College Avenue, Appleton, Wisconsin, 54919-0007.

17.     Governing Law

        This Agreement shall be governed and construed in accordance with the laws of the State of Wisconsin.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized representatives and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

AID ASSOCIATION FOR LUTHERANS


By:       /s/ John O. Gilbert
          ------------------------------------
          John O. Gilbert
          President and
          Chief Executive Officer


By:       /s/ Woodrow E. Eno
          ------------------------------------
          Woodrow E. Eno
          Senior Vice President
          Secretary and General Counsel


AAL CAPITAL MANAGEMENT CORPORATION


By:       /s/ H. Michael Spence
          ------------------------------------
          H. Michael Spence
          President


By:       /s/ Robert G. Same
          ------------------------------------
          Robert G. Same
          Secretary

                                                    SCHEDULE A

                                                  (Commissions)